Exhibit 99.1

FLAGSTONE RE COMPLETES THE SALE OF LLOYD’S OPERATION TO PURCHASER ANV

LUXEMBOURG, Luxembourg – August 20, 2012 - Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) (the “Company”) today announced that it has completed the sale of its Lloyd’s segment to a wholly-owned subsidiary of ANV Holdings BV (“ANV”), for approximately $49.7 million in cash.  As a result of the transaction, the Company is also releasing a $159 million letter of credit previously posted to comply with its funding obligations at Lloyd’s.

David Brown, Flagstone’s Chief Executive Officer, stated, “The sale of our Lloyd’s operation further enables us to streamline our core businesses, making our structure more nimble, cost-effective and opportunistic.  With the sale now complete, we can renew our focus on leveraging our existing strengths in order to deliver quality service for our clients and enhanced value for our shareholders.”

About Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance businesses.

The Company is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at the Company’s website located at http://www.flagstonere.com.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain, and the Company may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual results to differ materially from such statements.  In particular, statements using words such as “may”, “should”, “will”, “enable”, “estimate”, “expect”, “anticipate”, “intend”, “consider”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results to differ include, but are not necessarily limited to: the amount and timing of costs, fees, expenses and charges related to the recent realignment initiatives; the ongoing impact on our business of our net loss in 2011 and our inability to continue our return to profitability in a timely manner, if at all; the possibility that the benefits anticipated from the transaction described above and other recent realignment initiatives will not be fully realized in the timeframe anticipated, if at all; the failure to successfully implement our business strategy despite the completion of the transaction described above and other recent realignment initiatives; cancellation of our reinsurance contracts by cedents; market conditions affecting our common share price; the possibility that pricing changes in our industry may make it difficult or impossible for us to effectively compete or produce attractive returns; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved and the premium environment; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the impact of our financial strength ratings and the consequences to our business of our sustained negative outlook or any downgrade; our ability to raise capital on favorable terms or at all; the estimates reported by cedents and brokers on pro-rata contracts and certain excess of loss contracts in which the deposit premium is not specified; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, and our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; our exposure to many different counterparties in the financial service industry, and the related credit risk of counterparty default; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our need for financial flexibility to maintain our current level of business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply and premium dynamics in our markets relating to growing capital levels in the insurance and reinsurance industries; the investment environment, declining demand due to increased retentions by cedents and other factors; our ability to continue to implement our expense reduction initiatives; the impact of Eurozone instability and terrorist activities on the economy; and rating agency policies and practices, particularly related to the duration a company may remain on negative outlook without further rating action.

On March 20, 2011, Moody’s Investors Service placed the financial strength rating of the Company and its principal subsidiary, Flagstone Suisse, under review. On July 29, 2011, Moody’s Investor Services indicated that they have decided to extend their review for possible downgrade in order to continue to evaluate the steps taken by the Company to reduce risk and the extent of further planned changes. On December 19, 2011, Moody’s Investor Services confirmed Flagstone Suisse’s financial strength rating of A3, confirmed that the outlook is negative and removed the ratings from under review. On March 31, 2011, Fitch Ratings re-affirmed the A- insurer financial strength of Flagstone Suisse and revised its outlook to negative. On March 1, 2012, Fitch Ratings placed the financial strength ratings of the Company’s and its subsidiaries on rating watch negative following Fitch’s normal periodic review. Fitch noted that the Company suffered a high level of underwriting losses in 2011 that led to a steep decline in shareholders’ equity (30%) that was significantly greater than comparably rated peers. Fitch’s concern was further heightened by the Company’s modest size which presents the possibility that further capital erosion could compromise the Company’s competitive viability. Fitch anticipates resolving the rating watch in the second half of 2012 when the outcome of steps that the Company has taken, or is expected to take in the near term, to improve its financial profile and operating performance, will become more evident. Upon resolution of the rating watch, Fitch’s expectation is that the Company’s ratings will either be downgraded one notch or affirmed at their current levels. On April 12, 2011, A.M. Best Co. re-affirmed the A- financial strength rating of Flagstone Suisse and revised its outlook to negative. On October 24, 2011, A.M. Best Co. commented that the Company’s financial strength rating of A- (Excellent) is unchanged following the restructuring announcement and also noted that the outlook for the Company’s financial strength rating remains negative. On April 4, 2012, after the Company announced that it had entered into definitive agreements for the sale of its Lloyd’s business and Island Heritage, A.M. Best Co. commented that the Company’s financial strength rating of A- (Excellent) remains unchanged and also noted that the outlook for the Company’s financial strength rating remains negative. On May 18, 2012, A.M. Best Co. affirmed the Company’s financial strength rating of A- (Excellent) and again noted that the outlook for the Company’s financial strength rating remains negative. Currently, the majority of Flagstone Suisse reinsurance contracts permit cancellation if our financial strength rating is downgraded below A- by A.M. Best Co. Resolution of the negative outlook is dependent on our ability to generate a reasonable and sustainable level of profitability, reduce our dependence on retrocessional support, bring our risk appetite in line with our available capital, continuation of our expense reduction initiatives and, most importantly, improving our overall financial flexibility. We are working to successfully address each of these items. A downgrade or sustained negative outlook by any rating organization could result in a significant reduction in the number of reinsurance contracts we write and in a substantial loss of business as our customers, and brokers that place such business, move to other competitors with higher financial strength ratings, as well as resulting in negative consequences for our results of operations, cash flows, competitive position and business prospects. Although we regularly provide financial and other information to rating agencies to both maintain and enhance existing financial strength ratings, we cannot assure that our financial strength ratings will not remain on negative outlook or be downgraded in the future by any of these agencies.

We seek to maintain a prudent amount of capital for our business and maintain our overall financial flexibility. When assessing our financial position and potential capital needs, we consider, among other things, the low investment returns environment, our recent and potential net exposure to losses associated with catastrophic events, the amount of and changes in our reserves, underwriting opportunities and market conditions. We may decide to raise additional capital in the future to continue and/or invest in our existing businesses or write new business, although any such decision will be dependent on then-existing market and other conditions.

These and other events that could cause actual results to differ are discussed in more detail from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. Federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which are subject to significant uncertainties and speak only as of the date on which they are made.

Contact:
Flagstone Reinsurance Holdings, S.A.
Brenton Slade:  +352 2 735 1515